UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2012

BODISEN BIOTECH, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32616 (Commission File Number)	98-0381367 (I.R.S. Employer Identification No.)

Room 2001, FanMeiBuilding No. 1 NaguanZhengjie Xi’an, Shaanxi People’s Republic of China 710068 (Address of principal executive offices) (zip code)

(86) 011-86-29-87074957
(Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Copies to:
Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor,
New York, NY 10006
Tel: (212) 930 9700
Fax: (212) 930 9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2012, the Board of Directors (the “Board”) of Bodisen Biotech, Inc., (the “Company”) elected Lin Wang as Chairman of the Board of the Company effective immediately. There is no understanding or arrangement between Lin Wang and any other person pursuant to which Lin Wang was selected as Chairman of the Board.  Lin Wang is the brother of Qiong Wang, a director of the Company.  Except as described above, Lin Wang does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.  Lin Wang did not receive any compensation in connection with his appointment as Chairman of the Board.

Since the beginning of the Company’s last fiscal year, Mr. Wang has not been a party to any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, or in which any related person of Mr. Wang had or will have a direct or indirect material interest.

Mr. Wang, 43, has been the Chief Executive Officer and President of the Company since April 29, 2011. He was general manager of Bodisen Biotech, Inc. from 1999 to 2011.  From 1997 to 1999, Mr. Wang worked at Yangling Kangyuan Agricultural Chemical Co. Ltd, a fertilizer company where he was general manager.  Mr. Wang graduated from Northwest Agriculture University in 1989.  Mr. Wang Lin holds an agronomist certification.

Item 8.01 Other Events.

On April 19, 2012, Bo Chen stepped down as Chairman of the Board, effective immediately.  Mr. Chen will remain a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODISEN BIOTECH, INC.

Dated: April 20, 2012	By:	/s/ Lin Wang
Lin Wang
Chairman and Chief Executive Officer

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